Exhibit 99.1

         VaxGen Forms Joint Venture to Build Manufacturing Facilities in
                           California and South Korea

        Facilities Designed to Support Potential Regulatory Approval and
                Commercial Manufacture of VaxGen's AIDS Vaccine


     BRISBANE, Calif. and SEOUL - February 25, 2002 - VaxGen, Inc. (Nasdaq:
VXGN) and a group of South Korean investors today announced the formation of a joint venture, which will invest approximately $120 million to build and operate a facility in Incheon, South Korea, to manufacture VaxGen's AIDS vaccine. The joint venture, through the same $120 million investment, will also fund construction of a smaller facility in South San Francisco, Calif., to support licensure and commercial launch of the vaccine. Both facilities will be used for commercial manufacture of the vaccine, AIDSVAX, if it proves safe and effective and is licensed by the U.S. Food and Drug Administration.

     The South Korean investors participating in the joint venture, known as Celltrion Inc., are Nexol Corp., Korea Tobacco & Ginseng Corp., and J. Stephen & Co. Ventures Ltd.

     VaxGen will provide mammalian cell culture technology and biologics production expertise to Celltrion, but no cash, in exchange for a 44 percent interest in the joint venture. VaxGen is Celltrion's single-largest shareholder.

     The South Korean partners will provide the funding necessary to design and construct both facilities and to validate and operate the Incheon facility. The Incheon facility will be built on approximately 26 acres of land sold to Celltrion by the city of Incheon at a discount to prevailing market rates.

     In its first phase of development, the Incheon facility is expected to be capable of producing up to 200 million doses of AIDSVAX per year. The smaller facility in South San Francisco could produce up to 10 million doses of the AIDS vaccine per year and may also be used to develop other pharmaceutical products. Celltrion expects to complete construction of the smaller facility by the middle of 2003 and the Incheon facility by the end of 2003. Additional time will be required to validate and license each facility.

     "The formation of this joint venture builds extraordinary value for VaxGen and our South Korean partners," said Lance K. Gordon, Ph.D., VaxGen's chief executive officer. "Celltrion supports our goal of expediting the approval and commercial introduction of AIDSVAX if it proves safe and effective about a year from now. Both facilities will also support VaxGen's intention to broaden its pipeline through the development and manufacture of additional products of its own design or those of third parties."

     Donald P. Francis, M.D., D.Sc., VaxGen's president said: "VaxGen looked at numerous manufacturing alternatives around the world and we believe this one is clearly the most advantageous. Our South Korean partners, including the city of Incheon, are committed to the


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goal of improving global health through the possible introduction of AIDSVAX, and we look forward to a long and productive relationship with them."

     Both facilities will be designed to manufacture not only AIDSVAX but a variety of human therapeutic proteins using mammalian cell fermentation. In its first phase of development, the Incheon facility will include four commercial-scale bioreactors. Celltrion will have the option to expand the facility to a total of 12 bioreactors.

     Jung-Jin Seo, president of Nexol, said: "Worldwide demand for this type of manufacturing capability is growing rapidly as new life-saving drugs are approved, so the construction of these facilities comes at a particularly opportune moment. And if AIDSVAX is licensed, Celltrion will play a leading role in manufacturing what may be one of the most important medical products of our time - a vaccine against AIDS."

     If VaxGen's AIDS vaccine proves to be safe and effective, VaxGen intends to use the South San Francisco facility to validate its manufacturing process, which would be a key component of its subsequent regulatory submission to the FDA. This facility, which will be located near VaxGen's R&D facility, is expected to be used for commercial manufacturing of AIDSVAX at least through commissioning of the Incheon facility.

     VaxGen will host a conference call today at 11 a.m. EST to discuss the joint venture. Participants are asked to dial in to the live call five minutes before the start of the call. The following information will provide access to the webcast, conference call and replay, which will be available for 24 hours after the live call.

     Live Call:  Domestic: (877) 888-4210
                 International: (416) 695-9757
                 No passcode required

     Replay:     Domestic: (877) 244-9070
                 International: (416) 695-5799
                 Passcode: 8150

     The webcast can be found by clicking on "VaxGen Manufacturing Joint Venture" under "Company Presentations" in the Investor Relations section of VaxGen's web site at www.vaxgen.com/invest. This will bring up a window from Vcall.com. Then click on the "Real Audio" button to access the webcast.

     The webcast can also be found through Vcall's web site at http://www.vcall.com/EventPage.asp?ID=80824, and will be archived for 30 days.

     About VaxGen

     VaxGen is the only company with preventive AIDS vaccines in Phase III trials, the final stage before regulatory approval can be sought. VaxGen's two Phase III trials - one in North America and Europe and another in Thailand - are meant to determine how well its vaccine, AIDSVAX, prevents the AIDS virus, HIV, from infecting humans. VaxGen expects all

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5,400 volunteers in the North America/Europe trial to have completed the study by November 2002, at which point the company will begin its analysis of the trial data. VaxGen expects to complete its data analysis and announce the results of the trial in the first quarter of 2003. VaxGen plans to announce results from the Thai trial in the fourth quarter of 2003. VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at www.vaxgen.com. AIDSVAX(R) is a registered trademark of VaxGen.

     About Nexol Corp.

     Nexol invests in, develops, and evaluates projects and companies utilizing its global network in the biotechnology industry. In addition, the company has experience in the establishment of joint ventures, either by investing its own capital with other South Korean capital, or by combining South Korean capital with high technology from outside of South Korea.

     About Korea Tobacco & Ginseng Corp.

     Korea Tobacco & Ginseng is a major company within the tobacco and ginseng industries in South Korea. KT&G maintains a national sales network encompassing 163,000 retailers under the control of 147 branch offices and 12 regional headquarters. KT&G achieved $3.6 billion of annual gross sales in 2001 with a staff of 4,500. As a company with high growth prospects, KT&G is making steady efforts to diversify the scope of its business activities and, in particular, is pursuing opportunities within the biotechnology industry.

     About J. Stephen & Co. Ventures Ltd.

     J. Stephen & Co. Ventures is a private equity firm based in Seoul that makes equity investments in management buyouts and venture investments on behalf of itself and investors. The firm's primary business areas are investment advisory, restructuring and venture investments in both life sciences and information sciences.

Note: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause VaxGen's and Celltrion's actual results to be materially different from historical results, expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, costs and results of VaxGen's Phase III clinical trials, the progress of other internal research and development projects, VaxGen's ability to demonstrate efficacy of AIDSVAX in clinical trials, VaxGen's ability to obtain regulatory approval to market AIDSVAX and Celltrion's ability to secure adequate funding and expertise to design, build and operate commercial-scale manufacturing for AIDSVAX. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2001, under the headings "Factors Affecting Future Results" and "Business" and to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001, under the heading "Risk Factors," for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

Contact:  Lance Ignon
          Vice President, Corporate Communications
          (650) 624-1016
          011-82-1-9677-0031 (Feb. 25 - 26)

          Jim Key
          Associate Director, Corporate Communications
          (650) 624-1065

          Kesinee Angkustsiri Yip
          Associate Director, Corporate Communications
          (650) 624-2304

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                              Celltrion Fact Sheet

Joint venture name:        Celltrion Inc.

Total investment:          More than $120 million

Joint venture              VaxGen, Inc.
participants:              Nexol Corp.
                           Korea Tobacco & Ginseng Corp. (KT&G)
                           J. Stephen & Co. Ventures Ltd.

VaxGen stake:              44 percent

Governance:                Board of Directors to consist of five members.
                           VaxGen appoints two members and Nexol, KT&G and J.
                           Stephens appoint one board member each. VaxGen also nominates CEO of Incheon facility.

VaxGen contribution:       Rather than contributing cash, VaxGen will transfer
                           mammalian cell culture manufacturing technology and biologics production expertise to Celltrion.

Korean partners            Provide funding necessary to build two biologics
contribution:              manufacturing facilities, one in Incheon, South
                           Korea, and the other in South San Francisco, California.

City of Incheon            Approximately 26 acres of land in Songdo New City
contribution:              sold to Celltrion at discount to market rate.  Land
                           costs to be repaid over 10 years.


                            Manufacturing Facilities

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                              South San Francisco Facility                Incheon, South Korea Facility
                                                                                  Songdo New City
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
Purpose:                     o Support validation of the AIDSVAX        o Ensure that commercial quantities
                               manufacturing process and initial          of the vaccine are available to
                               demand for the vaccine if it is            support large demand for the
                               licensed.                                  vaccine if it is licensed.

                             o Support VaxGen's potential               o Should Celltrion choose to do so,
                               development of new products.               provide contract manufacturing
                                                                          capacity to the global market.

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Size:                                  16,000 sq. ft.                           180,000 sq. ft.
                                                                        (expandable to 292,000 sq. ft.)
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No. of bioreactors:                Two @ 500 liters each                   Four @ 12,000 liters each
                                                                              (expandable to 12)
------------------------------------------------------------------------------------------------------------
Capacity:                               1,000 liters                             48,000 liters
                            (up to 10 million AIDSVAX doses/year)     (Up to 200 million AIDSVAX doses/year)
                                                                         (expandable to 144,000 liters)
------------------------------------------------------------------------------------------------------------
Estimated completion of                  Mid-2003*                                Late 2003*
construction:
------------------------------------------------------------------------------------------------------------
                      *Additional time required to validate and license facilities.
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